April 19, 2024	Exhibit 5

Empower Annuity Insurance Company of America

8515 East Orchard Road

Greenwood Village, CO 80111

Re: Opinion of Counsel

Registration Statement on Form S-1 under the Securities Act of 1933

Empower SecureFoundation Group Fixed Deferred Annuity Contract, File No. 333-271172

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of the above-referenced registration statement (the “Registration Statement”) of Empower SecureFoundation® Group Fixed Deferred Annuity Contract (the “Contract”), issued by Empower Annuity Insurance Company of America, a Colorado corporation (the “Company”), described in the prospectus (the “Prospectus”) contained in the Registration Statement.

I am Vice President & Assistant General Counsel of Employee Benefits, Trust and Insurance for the Company. In so acting, I have made such examination of the law, records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies.

Based on the foregoing, I am of the opinion that:

1.	The Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Colorado, and subject to regulation by the Colorado Division of Insurance.
2.	The Contract is validly established in accordance with the provisions of the Colorado Insurance Code.
3.

All of the prescribed corporate procedures for the issuance of the Contracts have been followed, and when the Contracts are issued and sold in accordance with the Prospectus contained in the Registration Statement (or as amended further to comply with the requirements of the Securities and Exchange Commission), all applicable state laws will have been complied with.

4.

When issued and sold as described in the Prospectus, the Contract will be legally issued, fully paid and non-assessable, and represent binding obligations of the Company in accordance with their terms.

I consent to the use of this opinion or a copy thereof as an exhibit to the Registration Statement.

Sincerely,

/s/ Mike Knowles

Mike Knowles

Vice President & Assistant General Counsel, Employee Benefits, Trust & Insurance